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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 3, 2006

POWER2SHIP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-25753	87-0449667
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

903 Clint Moore Road, Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	561-998-7557

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 3, 2006, the Company entered into an agreement with Averitt Express, one of the nation’s leading freight transportation and supply chain management providers, to provide it with customization and software solution implementation services. Under the terms of the agreement, the Company is to develop a central repository of transportation information within a single, web-based, dynamic display to assist Averitt Express optimize the utilization of its transportation assets across its four divisions. This central repository also is expected to collect location information to enable Averitt Express to have visibility of available trucks operated by its core carriers. Finally, the Company is to develop an Averitt Express branded load board where Averitt’s approved carriers can view and select available loads from Averitt’s shipper customers. Available loads also may be displayed and tendered to the Company’s member carriers through the P2S MoibleMarket™.

The Company is to receive a flat fee for the customization, setup, consulting and training services. Once fully implemented, the Company will receive a monthly hosting fee as well as a transaction fee for each load matched either through the Averitt Express branded load board or the P2S MobileMarket™.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements

None.

(b) Exhibits.

10.33 Letter of Engagement Between Power2Ship, Inc. and Averitt Express*

*Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24(b)-2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER2SHIP, INC.

Date: February 17, 2006	By: /s/ Richard Hersh
Richard Hersh, Chief Executive Officer

EXHIBIT 10.33

Portions of page 4 of this Exhibit 10.33, marked by a [     ], have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

               WWW.POWER2SHIP.COM

LETTER OF ENGAGEMENT

February 3, 2006

Mr. Rusty Murray
Director Integrated Services
Averitt Express
1415 Neal Street
Cookeville, TN 38502

Dear Rusty:

Power2Ship is pleased to submit this Letter of Engagement to Averitt Express, for Customization and Software Solution Implementation Services. This proposal is based on our findings from the “Business Requirement Assessment” performed on July 27 and 28, 2005. The primary focus of this engagement is to create a single repository for “Asset Visibility”. This document contains Power2Ship’s: Understanding, Approach, Deliverables and Cost.

UNDERSTANDING

Power2Ship understands that Averitt Express desires to create a single Repository to provide visibility of all corporate assets to be shared across their LTL, Truckload, Expedited and Dedicated Divisions. It is further understood that Averitt Express desires to have visibility into the location of available trucks from their Core Carrier Networks. It is desired that Power2Ship deploys its Repository Solution to collect the information and provide this visibility.

•	LTL Fleet Visibility of unused line haul assets

•	TL Fleet Visibility of used and unused assets

•	Dedicated Fleet Visibility of used and unused assets

•	Core Carrier Visibility of unused assets

•	MobileMarket Member-Carrier Visibility of unused assets

Additionally, Averitt Express recognizes the value of having access to additional capacity through the Power2Ship MobileMarket, to supplement the use of Core Carriers and Core “B” Carriers. Averitt desires to have an automated mechanism to display load availability to their carrier base. This will be accomplished through an Averitt Express “Branded Load Board”. The proposed Load Board could be available through a link on the Averitt website. Access will be set to allow only approved core carriers and qualified P2S MobileMarket Carriers to view and select available loads (Qualified P2S Member Carriers will view the available loads on the P2S website not through the Averitt Load Board).
_____ Initial
_____ Initial

APPROACH

Power2Ship has completed a two day assessment of each division’s current processes, applications and data flow. Additional analysis will be preformed to determine the technical requirements of creating a single repository providing visibility of corporate and partner assets. The engagement will include:

•	Technical analysis and data capture for Averitt’s current applications:

➢	LTL- LTL400

➢	TL - TL2000

➢	Dedicated - TL2000

➢	Expedited - AirTrak

➢	Integrated Services - AirTrak

•	Technical analysis and data capture for three (3) Qualcomm libraries

•	Finalize business rules and programming requirements to identify an asset as being “available”

•	Determine requirements to communicate “Load Availability”

•	Finalize requirements for an Averitt Express Branded Load Board

•	Determine improved Settlement Services opportunities

•	Determine methodologies for receiving asset availability information from Core Carriers

_____ Initial
_____ Initial

DELIVERABLES

At the completion of this engagement, Power2Ship will provide the following:

•	An On-Demand, Web-Based Application Environment to host and manage these proposed solutions:

➢
A single repository for displaying all available Averitt assets across all divisions. This will serve as the focal point to reduce empty miles and drive asset utilization over 90%. The primary goal is to provide a tool for displaying matched available corporate loads with any divisions’ available corporate asset.

➢
Visibility of all Averitt “turned down” or “over booked” loads across all divisions. (This could represent 7,280 to 14,556 annual loads for integrated services or other divisions of Averitt. We estimate this will be an additional $5,000,000 to $10,000,000 revenue opportunity).

➢
P2S Member Shippers will have access to available Averitt capacities to help achieve Averitt’s backhaul utilization goals. This will help Supply Chain Services achieve the goals of their contractual requirements for asset utilization.

➢	The Averitt Express Branded Load Board will provide a bid process to determine the best available carrier rate and drive preferred carriers to view available loads in a single location.

➢	An automated mechanism to communicate load availability directly to Averitt’s Core Carrier base as a “broadcast tender”.

➢	A repository for Core Carriers to display their available trucks to Averitt’s Integrated Services Division.

_____ Initial
_____ Initial

Information marked below by a [     ] has been omitted pursuant to a request for confidential treatment filed separately with the Commission.

TIME & COST

It is estimated that this project will take 90 to 120 calendar days to complete. It is also estimated that six on-site man days will be required for scoping, planning, and training.

The fees associated with this project are as follows:

Single Repository & Branded Load Board Customization
and Setup Fees	$[ ] (One Time)

Consulting & Training Fees	$[ ]

Monthly On-Demand Application Hosting Fees*	$[ ] /Month (In Advance)

Transaction Fees**	$[ ] /Transaction

Reasonable Travel Expenses	Actual

*Monthly On-Demand Hosting Fees will be waived for [     ], representing a first year total credit of $[     ].

**For the purpose of this agreement, a transaction shall be defined as an internally matched load and asset, which reaches across any of the Averitt divisions. Additionally, loads transacted through the P2S Load Board and P2S application will be subject to this transaction fee.

Total monthly fees will not exceed $[     ].

Averitt Express will receive preferred pricing, with comparable services fees equal to or less than any Power2Ship client.

Terms:

Software & Software Customization fees:

40% $[     ] - Due at contract signing

40% $[     ]- Due on project day 60

20% $[     ] - Due upon project completion

Consulting Fees, Training Fees & Travel Expenses:

Actual fees will be billed monthly - Net 30 days

Monthly On-Demand Application Hosting Fees:

Monthly fees are due in advance	Initial _____
Initial _____

The above Time and Cost estimates are based on the following assumptions:

•	Averitt Express will provide data feeds based on mutually agreed upon bi-directional record formats based on required business rules.

•	Qualcomm Data will be allowed to be received by P2S under a confidentiality agreement with necessary parties.

•	Averitt Express will commit dedicated resources in order to provide support with the goal of a successful implementation.

•	Art work for Branding the load board will be provided by Averitt Express.

•	Any links on the Averitt Express Web-Sites would be the responsibility of Averitt Express to re-redirect users to the P2S application.

LETTER OF ENGAGEMENT ACCEPTENCE

Averitt Express, Inc		Power2Ship, Inc.

By:	/s/ Scott Wolf	By:	/s/ Michael J. Darden

Title:	VP, Corporate Services	Title:	President

Date:	2/3/06	Date:	2/3/06